Exhibit 99.1

Pep Boys Reports Q2 Results

- Net Earnings Per Share From Continuing Operations of $.03 vs. $.01 -

- Closes Strategic Review Process -

PHILADELPHIA – August 15, 2006 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the thirteen weeks (second quarter) and twenty-six weeks ended July 29, 2006.

Operating Results

Second Quarter

Sales

Sales for the thirteen weeks ended July 29, 2006 were $578,565,000, 0.2% more than the $577,418,000 recorded last year.  Comparable Sales increased 0.4%, including a 0.4% comparable merchandise sales increase and flat comparable service revenue.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Recategorizing Sales into the respective lines of business from which they are generated, comparable Retail Sales (DIY and Commercial) decreased 0.5% and comparable Service Center Revenue (labor plus installed merchandise and tires) increased 1.7%.

Earnings

Net Earnings from Continuing Operations Before Cumulative Effect of Change in Accounting Principle improved from Net Earnings of $832,000 ($0.01 per share - basic and diluted) to Net Earnings of $1,470,000 ($.03 per share - basic and diluted).

Six Months

Sales

Sales for the six months ended July 29, 2006 were $1,135,166,000, 0.6% less than the $1,141,644,000 recorded last year.  Comparable Sales decreased 0.3%, including a 0.3% comparable merchandise sales decrease and a 0.3% comparable service revenue decrease.   Recategorizing Sales (see above), comparable Retail Sales decreased 1.7% and comparable Service Center Revenue increased 2.0%.

Earnings

Net Earnings from Continuing Operations Before Cumulative Effect of Change in Accounting Principle improved from a Net Loss of $1,554,000 (($0.03) per share - basic and diluted) to Net Earnings of $603,000 ($.01 per share - basic and diluted).

Commentary

Chairman and CEO William Leonard said, “During a time of transition and external distraction for the Company, and in a difficult macro environment, the Company posted flat operating results.

While we need to begin posting significant absolute improvements, I believe the resilience of this organization reflects the talents of its store employee base and the strength of its customer franchise.

Based on my early days here, I am encouraged by the operational opportunities that lay before us, and my faith in the potential of this Company has been reinforced.  I remain convinced that the Company’s best days are ahead of it.”

Chief Financial Officer Harry Yanowitz said, “Despite a difficult environment, we made progress in several significant areas.  We have been restrained in our capital spend and made notable progress in working capital management.  We ended the quarter with Merchandise Inventories down slightly from the end of the year, and down approximately 3% from last year’s second quarter.

In our Line of Business Format, as adjusted to reflect our new co-op advertising arrangements, margins for the second quarter were down slightly from the same quarter last year, with slightly higher retail merchandise margins offset by lower tire margins and higher depreciation and occupancy costs.  On this basis, SG&A was down approximately $4.2 million.  On an unadjusted GAAP basis, margins were up approximately 1.1% and SG&A was up $6.3 million from the same quarter last year.

Cash flow generation was strong.  During the first six months of the year, we have repaid over $60 million in indebtedness and generated over $86 million in Net Cash Provided from Operating Activities.  We remain comfortable with our liquidity profile.

The second quarter included a few notable items.  To provide additional transparency, we have separately identified Net Gain from Sales of Assets from other operating activities.  In the second quarter, SG&A increased by approximately $1.4 million due to costs associated with our strategic review process and approximately $1.1 million due to executive severance, and was reduced by a $2.1 million settlement from a credit card issuer class action suit.”

Strategic Review Process

The Company today also announced the conclusion of its strategic review process with Goldman Sachs & Co.  While the process produced interest from a number of potential investors, at this time the Board of Directors believes that any strategic or financial alternatives will be more profitably revisited when the Company’s operating results have improved.   The Board will continue to review opportunities as they arise, but expects to focus on ensuring that the Company’s operating results reflect the Company’s potential.

Accounting Matters

Co-op Advertising

During fiscal 2005, a portion of our vendor support funds were provided in support of specific advertising costs or “co-op,” which, in accordance with EITF No. 02-16, we accounted for as a reduction of SG&A.  We have completed the restructuring of substantially all of our vendor agreements to provide flexibility in how we use vendor support funds, to eliminate the administrative burden of tracking the application of such funds and to ensure that we are receiving the best possible pricing.  In the first six months of fiscal 2006, all of the allowances received from vendors were accounted for as a reduction of inventories and recognized as a reduction to cost of sales as the related inventories are sold in accordance with EITF No. 02-16.  Assuming that all of our vendor agreements had been so restructured as of May 1, 2005, both our SG&A and Gross Profit for the second quarter of fiscal 2005 would have increased by approximately $10.6 million, without materially impacting inventory valuation or Net Earnings from Continuing Operations Before Cumulative Effect of Change in Accounting Principle.

Pep Boys Financial Highlights

Thirteen Weeks Ended:	July 29, 2006	July 30, 2005

Total Revenues	$578,565,000	$577,418,000

Net Earnings From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$1,470,000	$832,000

Average Shares - Diluted	55,190,000	56,132,000

Basic Earnings Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.03	$0.01

Diluted Earnings Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.03	$0.01

Twenty Six Weeks Ended:	July 29, 2006	July 30, 2005

Total Revenues	$1,135,166,000	$1,141,644,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$603,000	$(1,554,000)

Average Shares - Diluted	55,206,000	55,597,000

Basic Earnings (Loss) Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.01	$(0.03)

Diluted Earnings (Loss) Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.01	$(0.03)

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the fourth quarter will be broadcast live on Wednesday, August 16th at 11:30 a.m. EDT over the Internet at Broadcast Networks’ Vcall website, located at http://www.vcall.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of August 16th on Pep Boys’ website at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Harry Yanowitz, 215-430-9720

Media Contact: Bill Furtkevic, 215-430-9676

Internet: http://www.pepboys.com